UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FIRST CITIZENS BANC CORP

(Exact name of Registrant as specified in its charter)

Ohio	34-1558688
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 East Water Street, Sandusky, Ohio	44870
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing 1/40th of a 6.50% Noncumulative Redeemable Convertible Perpetual Preferred Share, Series B, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-191169

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”) of First Citizens Banc Corp, an Ohio corporation (the “Registrant”), each representing a 1/40th interest in a 6.50% Noncumulative Redeemable Convertible Perpetual Preferred Share, Series B, no par value, with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share). The Registrant hereby incorporates by reference the descriptions included under the captions “Description of the Series B Preferred Shares” and “Description of the Depositary Shares” in the Prospectus dated November 4, 2013, filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2013 under Rule 424(b)(3), pursuant to an effective Registration Statement on Form S-1 (File No. 333-191169) filed with the Commission on September 13, 2013, as amended by Pre-Effective Amendment No. 1 to the Registration Statement filed with the Commission on November 1, 2013 and declared effective by the Commission on November 4, 2013, in each case under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation, as amended, of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 0-25980))

3.2	Certificate of Amendment by Shareholders or Members as filed with the Ohio Secretary of State on January 12, 2009, evidencing the adoption by the shareholders of the Registrant on January 5, 2009 of an amendment to Article FOURTH to authorize the issuance of up to 200,000 preferred shares, without par value (Incorporated herein by reference to Exhibit 3.1(B) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 0-25980))

3.3	Certificate of Amendment by Directors or Incorporators to Articles, filed with the Ohio Secretary of State on January 21, 2009, evidencing adoption of an amendment by the Board of Directors of the Registrant to Article FOURTH to establish the express terms of the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated and filed January 26, 2009 (File No. 0-25980))

3.4	Certificate of Amendment by Directors or Incorporators to Articles, filed with the Ohio Secretary of State on November 1, 2013, evidencing adoption of an amendment by the Board of Directors of the Registrant to Article FOURTH to establish the express terms of the 6.50% Noncumulative Redeemable Convertible Perpetual Preferred Shares, Series B (Incorporated by reference to Exhibit 3.4 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 1, 2013 (File No. 333-191169))

3.5	Amended and Restated Code of Regulations of the Registrant (adopted April 17, 2007) (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 0-25980))

4.1	Agreement to furnish instruments and agreements defining rights of holders of long-term debt (Incorporated herein by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 0-25980))

4.2	Form of Certificate for 6.50% Noncumulative Redeemable Convertible Perpetual Preferred Shares, Series B (Incorporated by reference to Exhibit 4.2 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 1, 2013 (File No. 333-191169))

4.3	Form of Depositary Receipt (Incorporated by reference to Exhibit 4.3 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 1, 2013 (File No. 333-191169))

4.4	Deposit Agreement (Incorporated by reference to Exhibit 4.4 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 1, 2013 (File No. 333-191169))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 12, 2013	FIRST CITIZENS BANC CORP

	By:	/s/ James O. Miller
	Name:	James O. Miller
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation, as amended, of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 0-25980))

3.2	Certificate of Amendment by Shareholders or Members as filed with the Ohio Secretary of State on January 12, 2009, evidencing the adoption by the shareholders of the Registrant on January 5, 2009 of an amendment to Article FOURTH to authorize the issuance of up to 200,000 preferred shares, without par value (Incorporated herein by reference to Exhibit 3.1(B) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 0-25980))

3.3	Certificate of Amendment by Directors or Incorporators to Articles, filed with the Ohio Secretary of State on January 21, 2009, evidencing adoption of an amendment by the Board of Directors of the Registrant to Article FOURTH to establish the express terms of the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated and filed January 26, 2009 (File No. 0-25980))

3.4	Certificate of Amendment by Directors or Incorporators to Articles, filed with the Ohio Secretary of State on November 1, 2013, evidencing adoption of an amendment by the Board of Directors of the Registrant to Article FOURTH to establish the express terms of the 6.50% Noncumulative Redeemable Convertible Perpetual Preferred Shares, Series B (Incorporated by reference to Exhibit 3.4 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 1, 2013 (File No. 333-191169))

3.5	Amended and Restated Code of Regulations of the Registrant (adopted April 17, 2007) (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 0-25980))

4.1	Agreement to furnish instruments and agreements defining rights of holders of long-term debt (Incorporated herein by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 0-25980))

4.2	Form of Certificate for 6.50% Noncumulative Redeemable Convertible Perpetual Preferred Shares, Series B (Incorporated by reference to Exhibit 4.2 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 1, 2013 (File No. 333-191169))

4.3	Form of Depositary Receipt (Incorporated by reference to Exhibit 4.3 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 1, 2013 (File No. 333-191169))

4.4	Deposit Agreement (Incorporated by reference to Exhibit 4.4 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 1, 2013 (File No. 333-191169))